                                                                              [EXECUTION COPY]

                               SECOND AMENDMENT TO THIRD AMENDED
                                 AND RESTATED CREDIT AGREEMENT

        THIS SECOND AMENDMENT, dated as of January 26, 2001 (this "Amendment"), to the Third
                                                                   ---------
Amended and Restated Credit Agreement, is among SUN INTERNATIONAL HOTELS LIMITED, SUN
INTERNATIONAL BAHAMAS LIMITED, RESORTS INTERNATIONAL HOTEL, INC. and SUN INTERNATIONAL
NEVADA, INC. (collectively, the "Borrowers"), and the Lenders (as defined below) signatories
                                 ---------
hereto.

                                     W I T N E S S E T H:
                                     - - - - - - - - - -

        WHEREAS, the Borrowers, certain financial institutions from time to time parties thereto (collectively, the "Lenders"), The Bank of Nova Scotia and Societe Generale, as the
                            -------
Co-Syndication Agents and the Managing Agents, the Co-Agents parties thereto and The Bank of
Nova Scotia, as the Documentation Agent, the Administrative Agent and the Collateral Agent
are parties to the Third Amended and Restated Credit Agreement, dated as of November 1, 1999
(as amended by the First Amendment thereto, dated as of June 13, 2000, and as further amended, supplemented, amended and restated or otherwise modified through the date hereof, the "Existing Credit Agreement");
     -------------------------

        WHEREAS, the Borrowers have requested that the Lenders amend the Existing Credit
Agreement as set forth below; and

        WHEREAS, the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Existing Credit Agreement in certain respects (the Existing Credit
Agreement, as so amended or otherwise modified by this Amendment, being referred to as the
"Credit Agreement");
-----------------

        NOW, THEREFORE, the parties hereto agree as follows.

                                            PART I
                                          DEFINITIONS

        SUBPART 1.1.  Certain Definitions.  The following terms (whether or not underscored)
                      -------------------
when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

        "Amendment" is defined in the preamble.
         ---------                    --------

        "Credit Agreement" is defined in the third recital.
         ----------------                    -------------

        "Existing Credit Agreement" is defined in the first recital.
         -------------------------                    -------------

        "Second Amendment Effective Date" is defined in Subpart 4.1.
         -------------------------------                -----------

        SUBPART 1.2.  Other Definitions.  Terms for which meanings are provided in the
                      -----------------
Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

                                           PART II
                                          AMENDMENTS

        Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part; except as so amended or otherwise modified by this Amendment, the Existing Credit Agreement and the Loan
Documents shall continue in full force and effect in accordance with their terms.

        SUBPART 2.1.  Amendments to Article I.  Article I of the Existing Credit Agreement is
                      -----------------------
hereby amended in accordance with Subparts 2.1.1 and 2.1.2.
                                  --------------     -----

        SUBPART 2.1.1.  Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

               "Dollar Equivalent" means, on any date of determination, the equivalent in
                -----------------
        Dollars of any Foreign Currency, determined by using the quoted spot rate at which the Administrative Agent's principal office in New York, New York offers to exchange
        Dollars for such Foreign Currency at the opening of business on such date.

               "Euro" means the single currency of Participating Member States of the
                ----
        European Union.

               "Foreign Currency" means Euros, French Francs, Pounds Sterling and any
                ----------------
        additional currency, other than Dollars, that is freely transferable, convertible into Dollars and approved by the Administrative Agent and each Issuer (which approval shall not be unreasonably withheld).

               "Foreign Currency Letter of Credit" means any Letter of Credit or bank
                ---------------------------------
        guarantee denominated in a Foreign Currency.

               "Foreign Currency Letter of Credit Commitment Amount" means $3,000,000.
                ---------------------------------------------------

               "Foreign Currency Letter of Credit Outstandings" means any Letter of Credit
                ----------------------------------------------
        Outstandings in respect of Foreign Currency Letters of Credit.

               "French Francs" means the lawful currency of the French Republic.
                -------------

               "Participating Member State" means each state so described in any legislative
                --------------------------
        measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of economic and monetary union as contemplated in the Treaty of Rome of March 25, 1957, as amended by the Single
        European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on
        February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

               "Pounds Sterling" means the lawful currency of the United Kingdom of Great
                ---------------
        Britain and Northern Ireland.

               "Reset Date" is defined in Section 2.6.7.
                ----------                -------------

               "Resorts Disposition" means the Disposition of RIH (and consequently the
                -------------------
        Resorts Casino Hotel) and certain other assets in accordance with the terms of the
        Resorts Purchase Agreement.

               "Resorts Land Option Disposition" means the Disposition of the land adjacent
                -------------------------------
        to the Resorts Casino Hotel in accordance with the terms of the Option Agreement (as defined in the Resorts Purchase Agreement).

               "Resorts Purchase Agreement" means the Purchase Agreement, dated as of October
                --------------------------
        30, 2000, among Sun International North America, Inc., GGRI, Inc. and Colony RIH
        Acquisitions, Inc.

               "Second Amendment" means the Second Amendment, dated as of January 26, 2001,
                ----------------
        to this Agreement among the Borrowers and the Lenders parties thereto.

        SUBPART 2.1.2.  Section 1.1 of the Existing Credit Agreement is hereby further amended as follows:

               (a)  by amending the definition of "Core Assets" in its entirety to read as follows:

                      "Core Assets" means (i) the Ocean Club on Paradise Island, The Bahamas,
                       -----------
               the Atlantis and the Atlantis Phase III, and the real property upon which the
               Ocean Club, the Atlantis and the Atlantis Phase III are (or will be) located,
               (ii) the real property upon which the Holiday Inn Pirate's Cove Hotel was located (and any current or future improvements thereon) and (iii) until the
               Resorts Disposition is consummated in accordance with the Resorts Purchase
               Agreement and clause (b) of Section 7.2.11, (A) the Resorts Casino Hotel and
                             ----------    --------------
               the real property upon which it is located, and (B) to the extent that any improvements have been made by SIHL or any of its Subsidiaries on such real property, the real property comprising the former site of the Chalfonte Hotel in New Jersey.

               (b)  by amending the definition of "Letter of Credit Outstandings" in its entirety to read as follows:

                      "Letter of Credit Outstandings" means, on any date, an amount equal to
                       -----------------------------
               the sum of

                             (a)  the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit (after converting the aggregate Stated Amounts of all Foreign Currency Letters of Credit
                      to the Dollar Equivalents thereof),

               plus
               ----

                             (b)  the then aggregate amount of all unpaid and outstanding
                      Reimbursement Obligations (after converting the aggregate Reimbursement
                      Obligations with respect to Disbursements made in a Foreign Currency to the Dollar Equivalents thereof) in respect of such Letters of Credit.

               (c)  the definition of "Net Income" is hereby amended by inserting "and (iii)
        any gain or loss (or write-down in anticipation of a loss) resulting from the Resorts
        Disposition and the Resorts Land Option Disposition" at the end of the proviso thereto.

        SUBPART 2.2.  Amendments to Article II.  Article II of the Existing Credit Agreement
                      ------------------------
is hereby amended in accordance with Subparts  2.2.1 and 2.2.2.
                                     ---------------     -----

        SUBPART 2.2.1.  Section 2.2.2 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

               Section 2.2.2.  Mandatory.  The Commitment Amount shall be automatically and
                               ---------
        permanently reduced

                      (a)  (i) if the Resorts Disposition is consummated on or prior to
               August 12, 2001, on the date of such consummation in an amount equal to the
               Net Cash Proceeds (as such term is defined in the Existing Indenture) received by GGRI, Inc. or its Affiliates from the Resorts Disposition; or (ii) if the
               Resorts Disposition is not consummated on or prior to August 12, 2001, on
               August 12, 2001 in an aggregate amount equal to $125,000,000, to be applied pro rata with respect to each Lender's Commitment;
                   ----

                      (b)  on the date of the consummation of the Resorts Land Option
               Disposition in an amount equal to the Net Cash Proceeds (as such term is defined in the Existing Indenture) received by GGRI, Inc. or its Affiliates from the Resorts Land Option Disposition; and

                      (c)  on the date that is 300 days following the occurrence of an Asset
               Sale (excluding the Resorts Disposition and the Resorts Land Option
               Disposition), by the amount of the Net Cash Proceeds (as such terms are defined in the Existing Indenture) that would be required to be applied as the
               Asset Sale Offer Amount under the terms of the Existing Indenture.

        SUBPART 2.2.2.  Section 2.6 of the Existing Credit Agreement is hereby amended as follows:

               (a)  by inserting the words "in Dollars or a Foreign Currency (provided, that
                                                                              --------
        the Dollar Equivalent of the aggregate amount of Foreign Currency Letters of Credit shall not exceed the Foreign Currency Letter of Credit Commitment Amount)"
        immediately following the word "Credit" appearing in the eleventh line thereof;

               (b)  by inserting the parenthetical "(in the currency in which such
        Disbursement was made)" immediately following the words "Letter of Credit" appearing in the ninth line of Section 2.6.2 of the Existing Credit Agreement;

               (c)  by inserting the words ", in the applicable currency or currencies,"
        immediately following the words "paid or disbursed" in clause (a) of Section 2.6.4 of the Existing Credit Agreement;

               (d)  by inserting the words ", and in the currency," immediately following the words "applicable Issuer for the amount" in clause (b) of Section 2.6.4 of the
        Existing Credit Agreement; and

               (e)  by inserting the following new sections immediately following Section
        2.6.5 of the Existing Credit Agreement:

                      SECTION 2.6.6.  Dollar Equivalent Determinations.  For purposes of
                                      --------------------------------
               determining the amount of Foreign Currency Letter of Credit Outstandings and for purposes of calculating fees payable under Section 3.3.2 with respect to
                                                              -------------
               Foreign Currency Letter of Credit Outstandings, the principal amount of such
               Foreign Currency Letter of Credit Outstandings shall be deemed to be, as of any date of determination, the Dollar Equivalent thereof at such date.  The initial Dollar Equivalent of any Foreign Currency Letter of Credit shall be determined by the Administrative Agent and/or the applicable Issuer, as the case may be, on the date of issuance thereof.  If a Disbursement is made by an
               Issuer under any Foreign Currency Letter of Credit, the Dollar Equivalent of
               such Disbursement shall be determined by such Issuer on the Disbursement Date related thereto, and such Issuer shall notify the Administrative Agent and the applicable Borrower promptly of such Dollar Equivalent.

                      SECTION 2.6.7.  Currency Fluctuation, etc.  Not later than 12:00 p.m.,
                                      -------------------------
               New York time, on each Quarterly Payment Date, the Administrative Agent shall determine the Dollar Equivalent as of such Quarterly Payment Date with respect to each Foreign Currency for which there are at such time outstanding Foreign
               Currency Letters of Credit or in respect thereof (after giving effect to any
               Loans to be made or repaid or Letters of Credit to be issued or Reimbursement
               Obligations to be repaid on such date).  The Dollar Equivalent so determined shall become effective on the first Business Day immediately following the relevant Quarterly Payment Date (a "Reset Date") and shall remain effective
                                                   ----------
               until the next succeeding Reset Date.

        SUBPART 2.3.  Amendment to Article III.  Article III of the Existing Credit Agreement
                      ------------------------
is hereby amended in accordance with Subparts 2.3.1. and 2.3.2.
                                     --------------      -----

        SUBPART 2.3.1.  Section 3.1 of the Existing Credit Agreement is hereby amended by inserting the following new clause (d) therein immediately following clause (c) thereof:

               (d)  The Borrowers shall, on each Quarterly Payment Date, deliver cash collateral for Foreign Currency Letters of Credit in an amount equal to the excess, if any, of the Dollar Equivalent of all Foreign Currency Letter of Credit
        Outstandings over 105% of the Foreign Currency Letter of Credit Commitment Amount.

        SUBPART 2.3.2.  Section 3.3.2 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

               Section 3.3.2.  Letter of Credit Fee.  SIHL agrees to pay to the
                               --------------------
        Administrative Agent, for the pro rata account of the Issuers and each other Lender,
                                      --- ----
        a Letter of Credit fee, in Dollars, in an amount equal to the then Applicable LIBO
        Rate Margin, multiplied by the average daily undrawn Stated Amount (or the Dollar
        Equivalent thereof with respect to Foreign Currency Letters of Credit) of all Letters
        of Credit outstanding during the applicable period, with such fees being payable quarterly in arrears on each Quarterly Payment Date (or more frequently if requested by the Administrative Agent).  SIHL further agrees to pay to the applicable Issuer an issuance fee in an amount, in Dollars, equal to the higher of (i) $100 (as such amount may be increased from time to time in accordance with such Issuer's standard charges for such services) and (ii) 1/4 of 1% per annum of the Stated Amount (or the
        Dollar Equivalent thereof with respect to Foreign Currency Letters of Credit) of the
        Letter of Credit issued by such Issuer thereof, with such fees being payable quarterly in arrears on each Quarterly Payment Date (or more frequently if requested by the Administrative Agent).

        SUBPART 2.4.  Amendment to Article VII.  Article VII of the Existing Credit Agreement
                      ------------------------
is hereby amended in accordance with Subparts 2.4.1 through 2.4.3.
                                     --------------         -----

        SUBPART 2.4.1.  Section 7.2.4 of the Existing Credit Agreement is hereby amended by amending clause (b) thereof by deleting the number "$730,000,000" appearing in clause (i)
thereof and inserting "the greater of (x) $500,000,000 and (y) $730,000,000 less the amount
                                                                            ----
of the loss (or write-down in anticipation of a loss) associated with the Resorts
Disposition and the Resorts Land Option Disposition" in replacement therefor.

        SUBPART 2.4.2.  Section 7.2.11 of the Existing Credit Agreement is hereby amended as follows:

               (a)  by amending clause (b) thereof in its entirety to read as follows:

                      (b)  such Disposition is the Resorts Disposition; provided, that (i)
                                                                        --------
               the consideration received by GGRI, Inc. or its Affiliates from the Resorts
               Disposition is no less than $125,000,000 in cash; (ii) the Net Cash Proceeds
               (as defined in the Existing Indenture) from the Resorts Disposition are applied to repay the Loans in accordance with clause (a) of Section 3.1; (iii)
                                                             ----------    -----------
               the Resorts Disposition is consummated on or prior to August 12, 2001; and
               (iv) the terms of the Resorts Disposition and all documents executed in connection therewith (including the Resorts Purchase Agreement) are in form and substance reasonably satisfactory to the Administrative Agent.

               (b)  by amending clause (c) thereof in its entirety to read as follows:

                      (c)  such Disposition is the Resorts Land Option Disposition; provided,
                                                                                    --------
               that (i) the consideration received by GGRI, Inc. or its Affiliates from the
               Resorts Land Option Disposition is no less than $40,000,000 in cash; (ii) the
               Net Cash Proceeds (as defined in the Existing Indenture) from the Resorts Land
               Option Disposition are applied to repay the Loans in accordance with clause
                                                                                    -------
               (a) of Section 3.1; and (iii) the terms of the Resorts Land Option Disposition
                      -----------
               and all documents executed in connection therewith are in form and substance reasonably satisfactory to the Administrative Agent.

        SUBPART 2.4.3.  Section 7.2.12 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

               SECTION 7.2.12.  Modification of Certain Agreements.  SIHL will not, and will
                                ----------------------------------
        not permit any of its Subsidiaries to, agree to or, in the case of the Relinquishment
        Agreement, vote in favor of, any material amendment or other modification to the
        Relinquishment Agreement, the Omnibus Termination Agreement or the Resorts  Purchase
        Agreement, or (to the extent not restricted by law) permit the Relinquishment
        Agreement, the Omnibus Termination Agreement or the Resorts Purchase Agreement to be
        materially amended without, in the case of the Relinquishment Agreement and the
        Omnibus Termination Agreement, the prior written consent of the Required Lenders, or, in the case of the Resorts Purchase Agreement, the prior written consent of the
        Managing Agents, which may be withheld in the sole discretion of the Required Lenders or the Managing Agents, as applicable; it being acknowledged and agreed by the parties hereto that any amendment or other modification which would have the effect of (i) reducing any fees paid to SIHL or any Subsidiary under the Relinquishment
        Agreement, (ii) shortening the term of the Relinquishment Agreement or (iii) allowing the fees or other amounts payable under the Relinquishment Agreement to be paid to any Person or Persons other than TCA, SIHL or a Guarantor, shall, in each case, be deemed to be material.

        SUBPART 2.5.  Amendment to Article X.  Section 10.15 of the Existing Credit Agreement
                      ----------------------
is hereby amended by inserting the following sentence at the end thereof:

        "If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due under any Loan Document in another currency into Dollars or into a Foreign
        Currency, as the case may be, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the applicable Secured Party could purchase such other currency with Dollars or with such Foreign Currency, as the case may be, in New York City, at the close of business on the Business Day immediately preceding the day on which final judgment is given, together with any premiums and costs of exchange payable in connection with such purchase."

                                           PART III
                                           CONSENT

        By their signatures hereto, the Lenders hereby consent to the release, upon the consummation of the Resorts Disposition, of (a) RIH as a Borrower and as a Guarantor under each of the Loan Documents and (b) any Liens on the capital stock of RIH or on any assets of
RIH granted pursuant to any Loan Document, and the Administrative Agent is hereby directed to execute all documents and instruments reasonably required in connection therewith.

                                           PART IV
                                 CONDITIONS TO EFFECTIVENESS

        SUBPART 4.1.  Effectiveness.  This Amendment and the amendments contained herein
                      -------------
shall become effective on the date (the "Second Amendment Effective Date") when each of the
                                         -------------------------------
conditions set forth in this Part shall have been fulfilled to the satisfaction of the
Administrative Agent.

        SUBPART 4.1.1.  Execution of Counterparts.  The Administrative Agent shall have
                        -------------------------
received counterparts of this Amendment, duly executed and delivered on behalf of each
Borrower and the Lenders.

        SUBPART 4.1.2.  Legal Details, etc.  All documents executed or submitted pursuant
                        ------------------
hereto shall be satisfactory in form and substance to the Administrative Agent and its counsel.  The Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials as the
Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the
Administrative Agent and its counsel.

                                            PART V
                        MISCELLANEOUS; REPRESENTATIONS AND WARRANTIES

        SUBPART 5.1.  Continuing Effectiveness, etc.  As amended hereby, the Credit Agreement
                      ------------------------------
shall remain in full force and effect and is hereby ratified and confirmed in all respects.
After the Second Amendment Effective Date, all references in the Credit Agreement and each other Loan Document to the "Credit Agreement" shall refer to the Existing Credit Agreement, after giving effect to this Amendment.

        SUBPART 5.2.  Counterparts.  This Amendment may be executed in any number of
                      ------------
counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

        SUBPART 5.3.  Governing Law.  THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND
                      -------------
GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

        SUBPART 5.4.  Representations and Warranties.  In order to induce the Lenders to
                      ------------------------------
execute and deliver this Amendment, the Borrowers represent and warrant to the Agents, the
Lenders and the Issuers that, after giving effect to the terms of this Amendment, the following statements are true and correct: (a) the representations and warranties set forth in Article VI of the Existing Credit Agreement and in the other Loan Documents are true and correct in all material respects on the Second Amendment Effective Date (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); and (b) no Default has occurred and is continuing, and neither SIHL nor any Subsidiary is in material violation of any law or governmental regulation or court order or decree.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers as of the day and year first above written.

                                        SUN INTERNATIONAL BAHAMAS LIMITED

                                        By:_____________________________________
                                        Title:

                                        SUN INTERNATIONAL HOTELS LIMITED

                                        By:_____________________________________
                                        Title:

                                        RESORTS INTERNATIONAL HOTEL, INC.

                                        By:_____________________________________
                                        Title:

                                        SUN INTERNATIONAL NEVADA, INC.

                                        By:_____________________________________
                                        Title:

                                        THE BANK OF NOVA SCOTIA

                                        By:_____________________________________
                                        Title:

                                        SOCIETE GENERALE

                                        By:_____________________________________
                                        Title:

                                        BANKERS TRUST COMPANY

                                        By:_____________________________________
                                        Title:

                                        CIBC INC.

                                        By:_____________________________________
                                        Title:

                                        WELLS FARGO BANK,
                                        NATIONAL ASSOCIATION

                                        By:_____________________________________
                                        Title:

                                        ABN AMRO BANK N.V.

                                        By:_____________________________________
                                        Title:

                                        BEAR STEARNS CORPORATE LENDING INC.

                                        By:_____________________________________
                                        Title:

                                        CITY NATIONAL BANK OF FLORIDA

                                        By:_____________________________________
                                        Title:

                                        FLEET BANK, N.A.

                                        By:_____________________________________
                                        Title:

                                        THE ROYAL BANK OF SCOTLAND PLC

                                        By:_____________________________________
                                        Title:

                                        NEDCOR BANK LIMITED

                                        By:_____________________________________
                                        Title:

                                        By:_____________________________________
                                        Title:

                                        ABSA BANK LIMITED

                                        By:_____________________________________
                                        Title:

                                        By:_____________________________________
                                        Title:

                                        STANDARD BANK LONDON, LIMITED

                                        By:_____________________________________
                                        Title:

                                        By:_____________________________________
                                        Title:

                                        SUMMIT BANK

                                        By:_____________________________________
                                        Title:

                                        FLEET NATIONAL BANK

                                        By:_____________________________________
                                        Title: